Exhibit 99.1

CompoSecure Reports Second Quarter 2023 Financial Results

– Secures Long-Term Contract Renewal for One of Its Largest Customers –

– Reaffirms 2023 Net Sales and Adjusted EBITDA Guidance –

SOMERSET, N.J., August 14, 2023 -- CompoSecure, Inc. (Nasdaq: CMPO), a leader in metal payment cards, security, and authentication solutions, today announced its financial and operating results for the second quarter ended June 30, 2023.

“We continue to demonstrate the performance and consistency of our business as our second quarter results were in-line with our expectations despite continued macroeconomic uncertainties,” said Jon Wilk, President and CEO of CompoSecure. “General sentiment from our customers around the premium payment card market remained positive during the quarter. We are poised to continue to drive growth and cash flow generation for the remainder of the year, delivering new and innovative products to market while executing on our sales and profitability objectives.”

“We are also pleased to announce a five-year contract extension through December 2028 as the exclusive provider of metal cards for one of our largest customers that was set to expire at the end of this year (see filed 8-K). We have now signed long-term renewals with our top two customers.”

“Throughout our 20 year history, our company has been driven by delivering unmatched value and business impact as well as innovation, while establishing long-term partnerships across the market, and I am proud that we continue to demonstrate that unique value proposition.”

Q2 2023 Financial Highlights (vs. Q2 2022)

•	Net Sales: Net Sales increased 1% to $98.5 million compared to $97.2 million, with the increase primarily driven by continued domestic growth in the Company’s metal payment card business, which was up 11%. This was partially offset by lower international sales, which is a more variable market due to customer mix and a smaller sales base. International sales remained in-line with the Company’s targeted revenue mix of approximately 20%.
•	Gross Profit: Gross Profit was $53.9 million or 54.7% of Net Sales, compared to $58.9 million or 60.5%. The decrease was primarily due to higher material costs resulting from inflationary pressures and product mix. Gross margin was in-line with the Company’s previously stated mid-50% target.

•	Net Income/EPS: Net Income was $32.7 million compared to $60.7 million. The decrease was primarily driven by a $25.4 million change in non-cash mark to market adjustments related to the fair value of warrant liabilities, earnout consideration liability and derivative liability. Net Income per share attributable to class A common stockholders was $0.31 (Basic) and $0.29 (Diluted), compared to $0.56 (Basic) and $0.52 (Diluted) in the year-ago period.
•	Adjusted Net Income/Adjusted EPS: Adjusted Net Income (a non-GAAP measure) was $22.9 million compared to $25.3 million in the year-ago period. Adjusted EPS (a non-GAAP measure), which includes both class A and class B shares, was $0.29 (Basic) and $0.25 (Diluted) compared to $0.33 (Basic) and $0.29 (Diluted) in the year-ago period (see reconciliation of non-GAAP measures shown in table below).
•	Adjusted EBITDA: Adjusted EBITDA (a non-GAAP measure) was $36.9 million compared to $39.7 million, with the decrease primarily driven by lower gross margin.

Recent Operational Highlights

•	Continued metal payment card momentum including Barclays UK, Citizen’s Bank, Mars (a Turkish based Fintech), and Step Financial.
•	Signed new Arculus customers for the quarter including Plug Wallet, an online crypto wallet, and Radix DeFi, a decentralized network, among others.
•	Arculus was nominated for the Pay Tech Awards, Tech of the Future – Fighting Fraud & Financial Crime award.
•	Named a New Jersey Top Workplace by NJ.com for the fourth year in a row.

2023 Financial Outlook

The Company is reaffirming its guidance for full year 2023 results, with net sales expected to be in the range of $400-$425 million and adjusted EBITDA in the range of $145-$155 million.

Conference Call

The Company will host a conference call and live audio webcast today at 5:00 p.m. Eastern time to discuss its financial and operational results, followed by a question-and-answer period.

Date: Wednesday, August 14, 2023

Time: 5:00 p.m. Eastern time

Dial-in registration link: here

Live webcast registration link: here

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

A live webcast and replay of the conference call will be available on the investor relations section of the Company’s website at https://ir.composecure.com/news-events/events.

About CompoSecure

Founded in 2000, CompoSecure (Nasdaq: CMPO) is a technology partner to market leaders, fintechs and consumers enabling trust for millions of people around the globe. The company combines elegance, simplicity and security to deliver exceptional experiences and peace of mind in the physical and digital world. CompoSecure’s innovative payment card technology and metal cards with Arculus security and authentication capabilities deliver unique, premium branded experiences, enable people to access and use their financial and digital assets, and ensure trust at the point of a transaction. For more information, please visit www.CompoSecure.com and www.GetArculus.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although the Company believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. In some instances, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements: the ability of the Company to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees; the possibility that the Company may be adversely impacted by other economic, business, and/or competitive factors; the outcome of any legal proceedings that may be instituted against the Company or others; future exchange and interest rates; and other risks and uncertainties, including those under “Risk Factors” in filings that have been made or will be made with the Securities and Exchange Commission. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. The Company believes EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are useful to investors in evaluating the Company’s financial performance. The Company uses these measures internally to establish forecasts, budgets and operational goals to manage and monitor its business, as well as evaluate its underlying historical performance and to measure incentive compensation, as we believe that these non-GAAP financial measures depict the true performance of the business by encompassing only relevant and controllable events, enabling the Company to evaluate and plan more effectively for the future. Due to the forward-looking nature of the financial guidance included above, specific quantification of the charges excluded from the non-GAAP financial measures included in such financial guidance, including with respect to depreciation, amortization, interest, and taxes, that would be required to reconcile the non GAAP financial measures included in such financial guidance to GAAP measures are not available, so it is not feasible to provide accurate forecasted non-GAAP reconciliations without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included, and no reconciliation of the forward looking non-GAAP financial measures is included. In addition, the Company’s debt agreements contain covenants that use a variation of these measures for purposes of determining debt covenant compliance. The Company believes that investors should have access to the same set of tools that its management uses in analyzing operating results. EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are significant components in understanding and assessing the Company’s financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity and may be different from similarly titled non-GAAP measures used by other companies. Please refer to the tables below for the reconciliation of GAAP measures to these non-GAAP measures for the quarter ended June 30, 2023.

Corporate Contact

Anthony Piniella

Head of Communications, CompoSecure

(908) 898-8887

apiniella@composecure.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

ir@composecure.com

CompoSecure, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$98,527	$97,199	$193,843	$181,382

Operating expenses:
Cost of sales	44,590	38,347	86,552	73,771
Selling, General and administrative	23,588	24,433	47,532	43,209
Total operating expenses	68,178	62,780	134,084	116,980

Income from operations	30,349	34,419	59,759	64,402

Total other income (expense), net	3,331	29,041	(16,605)	26,509
Income before income taxes	33,680	63,460	43,154	90,911
Income tax (expense) benefit	(970)	(2,802)	293	(3,345)
Net income	32,710	60,658	43,447	87,566

Net income attributable to non-controlling interests	26,973	52,184	35,347	75,628
Net income attributable to CompoSecure, Inc	$5,737	$8,474	$8,100	$11,938

Net income per share attributable to Class A common stockholders -basic	$0.31	$0.56	$0.45	$0.80
Net income per share attributable to Class A common stockholders - diluted	$0.29	$0.52	$0.41	$0.75

Weighted average shared used to compute net income per share attributable to Class A common stockholders - basic (in thousands)	18,537	15,052	18,087	14,993
Weighted average shared used to compute net income per share attributable to Class A common stockholders - diluted (in thousands)	35,528	32,363	35,155	32,341

CompoSecure, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

	June 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Cash and cash equivalents	$22,614	$13,642
Accounts Receivable, net	36,534	37,272
Inventories, net	48,889	42,374
Prepaid expenses and other current assets	4,096	3,824
Property and equipment, net	24,182	22,655
Right of use assets operating, net	8,427	8,932
Deferred tax asset	27,968	25,569
Derivative asset - interest rate swap	8,329	8,651
Deposits and other assets	24	24
TOTAL ASSETS	$181,063	$162,943

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt	$18,750	$14,372
Current portion of lease liabilities	1,892	1,846
Current portion of tax receivable agreement liability	1,668	2,367
Accounts payable	6,635	7,127
Accrued expenses	10,766	10,154
Commission payable	5,361	3,317
Bonus payable	5,779	8,177
Long-term debt, net of deferred finance costs	207,343	216,276
Convertible notes, net of debt discount	127,586	127,348
Derivative liability - convertible notes	798	285
Warrant liability	24,309	16,341
Earnout consideration liability	10,869	15,090
Lease liabilities	7,257	7,766
Tax receivable agreement liability	23,952	24,475
Total stockholders' (deficit)	(271,902)	(291,998)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$181,063	$162,943

CompoSecure, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITES:
Net income	$43,447	$87,566
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	4,171	4,567
Stock-based compensation expense	8,415	4,020
Amortization of deferred finance costs	700	1,252
Change in fair value of earnout consideration liability	(4,221)	(19,041)
Revaluation of warrant liability	7,968	(18,041)
Change in fair value of derivative liability	513	61
Deferred tax (benefit) expense	(1,770)	3,094
Changes in assets and liabilities
Accounts receivable	738	(17,282)
Inventories	(6,515)	(2,938)
Prepaid expenses and other assets	(272)	(1,144)
Accounts payable	(492)	(201)
Accrued expenses	612	10,262
Other liabilities	(313)	(784)
Net cash provided by operating activities	52,981	51,391
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(5,697)	(3,504)
Net cash used in investing activities	(5,697)	(3,504)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from employee stock purchase plan and exercise of equity awards	389	-
Payments for taxes related to net share settlement of equity awards	(2,483)	-
Proceeds from line of credit	-	10,000
Payment of Tax receivable agreement liability	(2,193)	-
Payment of term loan	(5,017)	(16,878)
Distributions	(29,008)	(25,729)
Payment of issuance cost related to business combination	-	(23,833)
Net cash used in financing activities	(38,312)	(56,440)
Net increase (decrease) in cash and cash equivalents	8,972	(8,553)
Cash and cash equivalents, beginning of period	13,642	21,944
Cash and cash equivalents, end of period	$22,614	$13,391

Supplementary disclosure of cash flow information
Cash paid for interest expense	$13,626	$9,638
Supplemental disclosure of non-cash financing activity:
Derivative asset - interest rate swap	$8,329	$5,590

CompoSecure, Inc.

Non-GAAP Adjusted EBITDA Reconciliation

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$32,710	$60,658	$43,447	$87,566
Add (less):
Depreciation	2,131	2,217	4,171	4,567
Interest expense, net (1)	5,849	5,547	12,345	10,513
Income tax expense (benefit)	970	2,802	(293)	3,345
EBITDA	$41,660	$71,224	$59,670	$105,991
Stock-based compensation	4,393	3,014	8,415	4,020
Mark to market adjustments (2)	(9,180)	(34,586)	4,260	(37,021)
Adjusted EBITDA	$36,873	$39,652	$72,345	$72,990

(1) Includes amortization of deferred financing cost for the three and six months ended June 30, 2023 and 2022, respectively.

(2) Includes the changes in fair value of warrant liability, derivative liabilities and earnout consideration liability for the three and six months ended June 30, 2023 and June 30, 2022.

CompoSecure, Inc.

Non-GAAP Adjusted EPS Reconciliation

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(in thousands) except per share amounts
Basic and Diluted:
Net income	$32,710	$60,658	$43,447	$87,566
Add (less): provision (benefit) for income taxes	970	2,802	(293)	3,345
Income before Income taxes	33,680	63,460	43,154	90,911
Income tax expense (1)	(6,190)	(6,745)	(11,771)	(12,166)
Adjusted net income before adjustments	27,490	56,715	31,383	78,745
(Less) add: mark-to-market adjustments (2)	(8,985)	(34,399)	3,747	(37,082)
Add: stock-based compensation	4,393	3,014	8,415	4,020
Adjusted net income	$22,898	$25,330	$43,545	$45,683
Common shares outstanding used in computing earnings per share, basic:
Class A and Class B common shares (3)	78,496	76,039	78,046	76,105
Common shares outstanding used in computing earnings per share, diluted:
Warrants (Public and Private) (4)	8,094	8,094	8,094	8,094
Equity awards	3,991	4,312	4,068	4,349
Total Shares outstanding used in computing adjusted earnings per share - diluted	90,581	88,445	90,208	88,548

Adjusted net income per share- basic	$0.29	$0.33	$0.56	$0.60
Adjusted net income per share- diluted	$0.25	$0.29	$0.48	$0.52

1) Calculated using the Company's blended tax rate.

2) Includes the changes in fair value of warrant liability and earnout consideration liability.

3) Assumes both Class A shares and Class B shares participate in earnings and are outstanding at the end of the period.

4) Assumes treasury stock method, valuation at assumed fair market value of $18.00.

5) The Company did not include the effect of Exchangeable Notes to its total shares outstanding used in diluted adjusted net income per share.

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